UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ventas, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Supplement to the Proxy Statement for the 2025 Annual Meeting of Stockholders to be held May 13, 2025

This supplement, dated April 16, 2025 (this "Supplement"), supplements the definitive proxy statement of Ventas, Inc., a Delaware corporation (the "Company," "we," "us," "our" and similar terms), dated April 1, 2025 (the "Proxy Statement"), and is furnished to the Company's stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for the Company's 2025 Annual Meeting of Stockholders to be held on May 13, 2025, or any postponement or adjournment thereof (the "2025 Annual Meeting"). This Supplement is being filed with the Securities and Exchange Commission and is first being made available to the Company's stockholders on or about April 16, 2025.

Except to the extent described in this Supplement, none of the items or information contained in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the 2025 Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement in their entirety.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the Proxy Statement to reflect that the New York Stock Exchange ("NYSE") notified the Company of its determination that Proposal 4 of the Proxy Statement, which seeks stockholder approval of an amendment to the Amended and Restated Certificate of Incorporation of Ventas, Inc. to increase the number of authorized shares of common stock, is a "routine" matter eligible for discretionary voting by brokers and other nominees under the NYSE rules.

Pursuant to the NYSE rules, if you hold your shares through a broker or other nominee (i.e. in "street name") and do not instruct such broker or other nominee on how to vote your shares, your broker or other nominee is permitted to vote your shares in its discretion on "routine" matters as determined by the NYSE. This Supplement clarifies that the NYSE considers Proposal 4 to be a "routine" matter.

As a result of the foregoing, the following updates are made to the Proxy Statement:

The fourth row in the table under the heading "Vote Requirements, Board Recommendations and Voting Results" on page 99 of the Proxy Statement is hereby revised in its entirety to read as follows:

ITEMS:		Board Recommendation	Vote Requirement for Approval	Effect of Abstentions	Effect of Broker Non-Votes

4	To approve an amendment to the Amended and Restated Certificate of Incorporation of Ventas, Inc. to increase the number of authorized shares of common stock	FOR	Majority of votes cast	No effect	Not applicable

The paragraph under the heading "What are broker non-votes?" on page 100 of the Proxy Statement is hereby revised in its entirety to read as follows:

A broker non-vote occurs when a beneficial owner does not provide voting instructions to the beneficial owner's broker or custodian with respect to a "non-routine" proposal, on which the broker or custodian does not have discretionary authority to vote. The ratification of the selection of KPMG LLP as our independent public accounting firm for fiscal year 2025 (Proposal 3) and the approval of an amendment to the Amended and Restated Certificate of Incorporation of Ventas, Inc. to increase the number of authorized shares of common stock (Proposal 4) are considered "routine" matters; brokers have discretionary authority to vote on those proposals.